  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 1999
                              REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                         13-3864004
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 716-6600
                    (Address of Principal Executive Offices)

                    APPLIED GRAPHICS TECHNOLOGIES, INC. 1998
              INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED
                            (Full Title of the Plan)

                              MARTIN D. KRALL, ESQ.
                EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER
                       APPLIED GRAPHICS TECHNOLOGIES, INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                     (Name and address of agent for service)

                                 (212) 716-6600
                     (Telephone number, including area code,
                              of agent for service)

                                   COPIES TO:
                             DANIELLE R. SROUR, ESQ.
                                  SHAW PITTMAN
                               2300 N STREET, N.W.
                             WASHINGTON, D.C. 20037

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         Proposed Maximum        Proposed Maximum        Amount of
                                                       Amount to be          Offering           Aggregate Offering      Registration
Title of Securities to be Registered                  Registered(1)      Price Per Share(1)(2)       Price                 Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share, subject      3,000,000 shares    $ 8.1875               $24,562,500.00          $6,828.38
to stock options and/or stock appreciation
rights
====================================================================================================================================

(1) In accordance with Rule 429 under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement is a combined prospectus which also relates to Registration Statement No. 333-76073 pursuant to which 4,000,000 shares of Common Stock (including 1,397,600 shares originally registered on Registration Statement 333-25059) under the 1998 Incentive Compensation Plan have previously been registered. In accordance with General Instructions E to Form S-8, the Registrant has paid the registration fee for the additional 3,000,000 shares registered herewith. This Registration Statement also covers an indeterminatenumber of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market as of September 13, 1999.

              INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

            This registration statement relates to the registration of additional shares under the Applied Graphics Technologies, Inc. 1998 Incentive Compensation Plan, as amended and restated. Shares to be issued pursuant to that plan were registered pursuant to a registration statement on Form S-8 (File No. 333-76073), the contents of which are hereby incorporated by reference into this registration statement to the extent it presents information not otherwise presented herein.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission by Applied Graphics Technologies, Inc. (the "Company") are incorporated herein by reference:


          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b)  Quarterly Report on Form 10-Q for the quarter ended March 31,
               1999;

          (c)  Current Report on Form 8-K filed March 22, 1999;

          (d)  Current Report on Form 8-K filed April 6, 1999;

          (e) 1999 Proxy Statement for the Annual Meeting of Stockholders held on June 3, 1999;

          (f)  Current Report on Form 8-K filed June 4, 1999;

          (g)  Quarterly Report on Form 10-Q for the quarter ended June 30,
               1999;

          (h)  Current Report on Form 8-K/A filed July 13, 1999;

          (i)  Current Report on Form 8-K/A filed August 4, 1999; and

          (j) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Delaware General Corporation Law (the "Delaware Law") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the director derives an improper personal benefit. The Company's Certificate of Incorporation and Bylaws provide for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the Delaware Law. In addition, the Certificate of Incorporation and Bylaws provide that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Bylaws provide that the Company shall, to the full extent permitted by the Delaware Law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.              Exemption from Registration Claimed.

                     Not applicable.

Item 8.              Exhibits.

                     (4.1) First Restated Certificate of Incorporation of Applied Graphics Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 forming part of the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                     (4.2) Certificate of Amendment to Certificate of Incorporation, filed with the Delaware Secretary of State on May 27, 1998 (incorporated by reference to Exhibit No. 3.1(b) forming part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).


                     (4.3) Amended and Restated Bylaws of Applied Graphics Technologies, Inc. (incorporated by reference to Exhibit No. 3.2 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                     (4.4) Form of Resolutions of the Board of Directors of Applied Graphics Technologies, Inc., adopted at a Board meeting on February 13, 1998, amending the Bylaws (incorporated by reference to Exhibit No. 3.3 forming part of the Registrant's Registration Statement on Form S-4 (File No. 333-51135) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                     5.1    Opinion of Shaw Pittman

                     23.1   Consent of Deloitte & Touche LLP

                     23.2   Consent of Arthur Andersen LLP

                     (23.3) Consent of Shaw Pittman (included in the opinion
                            filed as Exhibit 5.1 to this Registration Statement)

                     (24.1) Power of Attorney (included in the signature page to this Registration Statement).

                     (99.1) Applied Graphics Technologies, Inc. 1998 Incentive
                            Compensation Plan, as amended and restated
                            (incorporated by reference to Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)

Item 9.              Undertakings.

(a)      The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 21st day of September, 1999.


                          APPLIED GRAPHICS TECHNOLOGIES, INC.

                          By: /s/ Martin D. Krall
                          -----------------------

                                Martin D. Krall
                                Executive Vice President,
                                Chief Legal Officer and Secretary


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Drasner, Mortimer B. Zuckerman, Martin D. Krall and Louis Salamone, Jr., each acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

             Signature                                         Title                                                     Date
             ---------                                         -----                                                     ----

/s/ Fred Drasner                                Chairman, Director and                                          September 21, 1999
------------------------------------            Chief Executive Officer (Principal
Fred Drasner                                    Executive Officer)



/s/ Derek Ashley                                Vice Chairman, Director and Chief                               September 21, 1999
------------------------------------            Operating Officer
Derek Ashley

/s/ Diane Romano                                President                                                       September 21, 1999
------------------------------------
Diane Romano

/s/ Louis Salamone, Jr.                         Senior Vice President and Chief                                 September 21, 1999
------------------------------------            Financial Officer (Principal
Louis Salamone, Jr.                             Financial Officer)



/s/ Martin D. Krall                             Director, Executive Vice                                        September 21, 1999
------------------------------------            President, Chief Legal Officer and
Martin D. Krall                                 Secretary


/s/ Marne Obernauer, Jr.                        Vice Chairman and Director                                      September 21, 1999
------------------------------------
Marne Obernauer, Jr.

/s/ Mortimer B. Zuckerman                       Chairman of the Board of Directors                              September 21, 1999
------------------------------------
Mortimer B. Zuckerman

/s/ John R. Harris                              Director                                                        September 21, 1999
------------------------------------
John R. Harris

/s/ David R. Parker                             Director                                                        September 21, 1999
------------------------------------
David R. Parker

/s/ Howard Stringer                             Director                                                        September 21, 1999
------------------------------------
Howard Stringer

/s/ Linda J. Wachner                            Director                                                        September 21, 1999
------------------------------------
Linda J. Wachner

/s/ John Zuccotti                               Director                                                        September 21, 1999
------------------------------------
John Zuccotti

                                  EXHIBIT INDEX


Exhibit

(4.1) First Restated Certificate of Incorporation of Applied Graphics Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 forming part of the Registrant's Registration Statement on Form S-1 (File `No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

(4.2) Certificate of Amendment to Certificate of Incorporation, filed with the Delaware Secretary of State on May 27, 1998 (incorporated by reference to Exhibit No. 3.1(b) forming part of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

(4.3) Amended and Restated Bylaws of Applied Graphics Technologies, Inc. (incorporated by reference to Exhibit No.
                    3.2 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

(4.4) Form of Resolutions of the Board of Directors of Applied Graphics Technologies, Inc., adopted at a Board meeting on February 13, 1998, amending the Bylaws (incorporated by reference to Exhibit No. 3.3 forming part of the Registrant's Registration Statement on Form S-4 (File No. 333-51135) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

5.1                 Opinion of Shaw Pittman

23.1                Consent of Deloitte & Touche LLP

23.2                Consent of Arthur Andersen LLP

(23.2) Consent of Shaw Pittman (included in the opinion filed as Exhibit 5 to this Registration Statement).

(24.1) Power of Attorney (included in the signature page to this Registration Statement).

(99.1) Applied Graphics Technologies, Inc. 1998 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.)




                                      II-2